Exhibit 99.1

             Mercantile Bankshares Reports First Quarter Results

    BALTIMORE, April 20 /PRNewswire-FirstCall/ -- Edward J. Kelly, III, Chairman, President and Chief Executive Officer of Mercantile Bankshares Corporation (Bankshares) (Nasdaq: MRBK), today reported that net income for the quarter ended March 31, 2004 was $55.7 million, a 14% increase over net income of $49.0 million for the same period in 2003 and a 10% increase over the $50.6 million reported for the fourth quarter of 2003. The results of operations for F&M Bancorp ("F&M"), which has been integrated into a number of Bankshares' affiliates, are included from the merger date, August 12, 2003, forward. On the date of purchase, F&M had total loans of $1.4 billion, total earning assets of $2.0 billion, and total deposits of $1.7 billion.
    For the quarter ended March 31, 2004, diluted net income per share was $.69, a decrease of 3% from the $.71 reported for the first quarter last year. Adjusted weighted average shares outstanding increased from 69.2 million for the quarter ended March 31, 2003, to 80.3 million for the quarter ended March 31, 2004 primarily as a result of the 10.4 million shares issued in connection with the acquisition of F&M. The first quarter 2004 results included $248 thousand in after-tax charges related to the acquisition of F&M. Management does not expect to incur any significant additional charges related to the acquisition. For the quarter ended December 31, 2003, the after-tax merger-related charges associated with F&M were $2.8 million.
    Bankshares also reports net operating earnings, defined as "GAAP" (Generally Accepted Accounting Principles) earnings excluding the amortization of intangible assets associated with purchase accounting for business combinations; securities gains and losses; and other significant gains, losses or expenses (such as those associated with integrating acquired entities' operations into Bankshares) unrelated to Bankshares' core operations. Net operating earnings totaled $56.8 million for the first quarter of 2004, an increase of 16% over the $48.8 million for the same period in 2003 and an increase of 4% over the $54.5 million for the fourth quarter of 2003. Diluted net operating earnings per share for the first quarter of 2004 and 2003 were $.71, and $.70, respectively, and $.69 per share for the fourth quarter of 2003. A reconciliation of GAAP basis net income to net operating earnings can be found at the end of this release.
    Mr. Kelly stated: "I believe we had a solid quarter. The net interest margin improved; credit quality improved; and we began to realize the benefits of the F&M acquisition. We plan to focus intently on controlling costs in the coming year, while continuing to invest for the future. As has been the case for some time, we would benefit markedly from an improving economy that generated stronger loan growth and higher interest rates."
    Net interest income for the quarter ended March 31, 2004 increased 20% to $133.7 million from $111.1 million for the first quarter last year. The growth in net interest income was attributable to a 27% growth in average loans and a 20% growth in average securities. This growth was largely attributable to the F&M acquisition. Net interest income increased $425 thousand from the fourth quarter of 2003. An improvement of 9 bp in the net interest margin, from 4.28% for the fourth quarter of 2003 to 4.37% for the first quarter 2004, was partially offset by a $48.0 million decline in average earning assets from the fourth quarter of 2003 to the first quarter of 2004. The linked quarter improvement in the margin was attributable to a shift in earning assets from investment securities to loans. Average loans accounted for 74.9% of earning assets in the first quarter as compared to 72.9% in the fourth quarter of 2003.
    With signs of slowing deposit growth, particularly at the lead bank, management used liquidity generated by maturities in the investment portfolio to fund loan growth. End of period loan growth from December 31, 2003 to March 31, 2004 was $162.3 million or 2% (7% annualized). Loan growth slowed from $257.1 million from the end of the third to the end of the fourth quarters in 2003. While residential real estate and construction lending each showed double-digit annualized growth from December 31, 2003 to March 31, 2004, annualized commercial and commercial real estate loan growth was 6.6%, and consumer loans decreased at an annualized rate of 2.5%. Commercial and commercial real estate loans, and consumer loans, grew at double-digit annualized rates from September 30 to December 31, 2003.
    Compared to the first quarter of 2003, average total deposits increased $2.0 billion to $10.1 billion due primarily to F&M. Compared to the average for the fourth quarter of 2003, total deposits declined by $102.1 million. This deposit flow pattern in 2004 is more typical of what Bankshares has historically experienced during the first quarter as compared to the consistently strong inflows experienced in the first quarters of each of the past several years. Management expects deposit inflows to improve in the second quarter of 2004. At March 31, 2004, total deposits were $10.5 billion representing a $281.0 million increase from December 31, 2003.
    At March 31, 2004, nonperforming assets amounted to $48.1 million or 0.51% of period-end loans and other real estate owned, a decline from $50.5 million at December 31, 2003. The comparable nonperforming asset ratios were 0.55% and 0.37% at December 31, 2003 and March 31, 2003, respectively. The level of "monitored" loans, or loans with characteristics suggesting that they could be classified as nonperforming in the near future, amounted to $26.6 million at March 31, 2004. Monitored loans were $28.4 million at December 31, 2003 and $34.9 million at March 31, 2003. Loans past due 30-89 days were $42.9 million at March 31, 2004 compared to $43.6 million at December 31, 2003 and $54.9 million at March 31, 2003.
    The allowance for loan losses was $156.6 million at March 31, 2004, representing 1.66% of total loans. The allowance for loan losses to total loans was 1.68% at December 31, 2003 and 1.89% at March 31, 2003. Net charge-offs for the quarter ended March 31, 2004 were $1.1 million, which resulted in an annualized ratio of net charge-offs to period-end loans of 0.05%. The comparable figures for the quarters ended December 31, 2003 and March 31, 2003, were $3.5 million and 0.15% and $1.2 million and 0.06%, respectively.
    The provision for possible loan losses was $2.4 million for the quarter ended March 31, 2004. The provision was $3.0 million for each of the quarters ended March 31, and December 31, 2003. The decline in the provision reflects a continued improvement in credit quality data for Bankshares' Community Banks.
    Noninterest income, which includes investment and wealth management fees, service charges on deposit accounts, mortgage banking-related fees, securities gains and losses and other income, increased 32% to $49.9 million for the first quarter of 2004 from $37.9 million for the first quarter of 2003 and increased 5% or $2.5 million over the fourth quarter of 2003. The year-over-year increase in noninterest income was due primarily to the acquisition of F&M, Boyd Watterson Asset Management LLC ("Boyd Watterson") and Peremel & Company, Inc. ("Peremel").
    Investment and wealth management revenues ("IWM") were $22.0 million for the quarter ended March 31, 2004, an increase of 27% over the $17.4 million for the year-earlier period and an increase of 2% over the $21.5 million for the fourth quarter of 2003. Boyd Watterson, which was acquired on March 1, 2003, and Peremel, which was acquired on April 1, 2003, account for $2.2 million of the increase in IWM revenues over the first quarter of 2003. The increase from the fourth quarter of 2003 was driven by rising equity market values and increased sales. The 26% increase in service charges on deposit accounts for the first quarter of 2004 compared to the first quarter of 2003, was largely attributable to F&M. Service charges on deposit accounts declined $721 thousand compared to the fourth quarter of 2003 due to lower collected fees on overdrafts and non-sufficient funds. Mortgage banking-related fees increased by 23% over the first quarter of 2003 primarily due to F&M and increased by 4.5% over the fourth quarter of 2003 with a 19% decline in residential-related fees being more than offset by a 23.5% increase in commercial-related fees. Other income was $14.9 million for the first quarter of 2004 compared to $9.2 million for the same period in the prior year and $12.1 million for the fourth quarter of 2003. The year-over-year increase in other income includes increases in insurance fee income of $3.7 million, attributable almost entirely to F&M, $0.9 million more in electronic banking fees and $0.5 million in gains from the disposition of bank-owned buildings, which was excluded from net operating earnings. The remainder of the year-over-year increase was attributable to nondeposit-related customer fees. The linked-quarter increase of $2.8 million was attributable largely to a $1.2 million increase in insurance fees, the $0.5 million gain on the disposition of bank-owned buildings and a $0.3 million increase in electronic banking fees.
    Noninterest expenses, which include salaries, employee benefits, net occupancy expense of bank premises, furniture and equipment expenses, communications and supplies and other expenses, increased by 34% for the quarter ended March 31, 2004 to $93.4 million from $69.8 million for the first quarter of 2003. The principal reason for the year-over-year increases in each noninterest expense category was the inclusion of F&M, Boyd Watterson and Peremel. In comparison to the fourth quarter of 2003, noninterest expenses for the first quarter of 2004 decreased $6.0 million from $99.4 million. This decline was primarily attributable to a decrease in F&M merger-related expenses from $4.7 million for the fourth quarter of 2003 to $0.4 million for the first quarter of 2004.
    Salaries expense declined $0.9 million from the fourth quarter of 2003. Savings from the F&M integration were partially offset by a $0.5 million increase in sales commissions and a $1.0 million increase in salaries expense at the lead bank, which was largely attributable to compliance and new business initiatives. The annualized reduction in salaries expense as a result of the integration of F&M amounted to approximately $10 million, which was in line with management expectations.
    Benefits expense for the first quarter of 2004 increased over both the previous quarter and the same period in the prior year. The largest contributor to this increase was medical insurance costs, which increased $1.8 million and $1.2 million over the quarters ended March 31 and December 31, 2003, respectively. The increase is reflective of the increased number of employees and adverse claims experience. Payroll taxes also increased $1.5 million over the fourth quarter and $1.1 million over the same quarter last year. These expenses are normally higher in the first quarter than they are in the remaining quarters of each year.
    The remaining expense categories reflected declines from the previous quarter, largely due to the merger efficiencies and reduced merger-related charges. Within other expenses, professional services was favorably affected by a decrease in directors' deferred compensation expense, which declined by $1.4 million from the prior quarter. Advertising and promotional expenses also decreased by $1.6 million on a linked-quarter basis, with $0.8 million of these expenses being merger-related in the fourth quarter of 2003.
    The operating efficiency ratio, a key measure of expense management, was 49.24% for the first quarter of 2004 versus 46.25% for the same period in 2003. Return on average assets for the first quarter of 2004 was 1.64%; return on average tangible equity was 18.01%; and the ratio of average tangible equity to average tangible assets was 9.75%. See footnotes (1), (2) and (3) at end of release for a reconciliation of the GAAP and non-GAAP measures referred to in this paragraph.
    At March 31, 2004, total assets increased by 28% to $14.1 billion and total loans increased by 27% to $9.4 billion from March 31, 2003. Total deposits at March 31, 2004, increased by 24% to $10.5 billion and shareholders' equity increased by 40% to $1.9 billion from a year earlier. These substantial increases are due principally to the acquisition of F&M, which accounted for approximately 70% of the growth in total assets and 80% of the growth in total deposits.

    From December 31, 2003 to March 31, 2004, decreases in commercial and consumer loans, along with the planned run-off in lease receivables, were offset by increases in commercial real estate, construction and residential real estate loans. In the aggregate, loans increased by $162.3 million or 2%. For further details on the loan portfolio, see Supplemental Loan Information by Quarter in this release.
    From December 31, 2003 to March 31, 2004, total deposits increased by $281.0 million or 3%. A 2% decline in other time deposits was more than offset by increases in all of the other deposit categories.

    Cautionary Statement
    This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles ("GAAP"). Bankshares' management uses these operating earnings measures in their analysis of the Company's performance. These measures typically adjust GAAP performance measures to exclude goodwill and the amortization of goodwill related to the consummation of mergers. These operating earnings measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on Bankshares' performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results and financial position of Bankshares' core businesses. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to operating earnings performance measures that may be presented by other companies.

    This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release, and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this release.

    Earnings Conference Call
    Mercantile CEO Edward J. Kelly, III and CFO Terry Troupe will review first quarter 2004 earnings in a conference call and audio webcast on Tuesday, April 20, 2004 at 10:00 a.m. EDT.
    To participate in the call, please dial 1-888-889-5345 or internationally, 973-339-3086 ten minutes prior to the start of the call and ask to be connected to the Mercantile Bankshares conference call. A Webcast of the conference call will also be available on the Internet at www.mercantile.com, Investor Relations, Shareholder News.
    The conference call will be available for replay until May 11, 2004 at www.mercantile.com, Investor Relations, Shareholder News. An audio replay is also available until May 11, 2004 by dialing 877-519-4471 or internationally, 973-341-3080 and the access code/pin # is 4644353.

    Additional financial information is attached.

                      MERCANTILE BANKSHARES CORPORATION
                        CONSOLIDATED FINANCIAL SUMMARY
                    (In thousands, except per share data)

                                                 For the Quarter Ended
                                                       March 31,
                                                                     % Incr.
                                              2004          2003      (Decr.)
    OPERATING RESULTS
    Net interest income (1)                 $133,674      $111,126     20.3 %
    Net interest income - taxable
     equivalent (1)                          135,399       112,674     20.2
    Provision for loan losses                  2,426         3,016    (19.6)
    Net income                                55,697        48,986     13.7

    PER COMMON SHARE DATA
    Basic net income                            $.70          $.71     (1.4)%
    Diluted net income                           .69           .71     (2.8)
    Dividends paid                               .33           .30     10.0
    Book value at period end                   23.61         19.62     20.3
    Market value at period end                 42.93         33.94     26.5
    Market range:
      High                                     46.01         40.47     13.7
      Low                                      41.50         30.16     37.6

    AVERAGE  BALANCE SHEET DATA
    Total loans                           $9,338,433    $7,359,645     26.9 %
    Total earning assets                  12,475,851     9,993,233     24.8
    Total assets                          13,618,193    10,524,209     29.4
    Total deposits                        10,066,645     8,069,338     24.8
    Shareholders' equity                   1,848,461     1,295,340     42.7

    STATISTICS AND RATIOS  (Net income
     annualized)
    Return on average assets                    1.64 %        1.89  %
    Return on average equity (2)               12.12         15.34
    Return on average tangible equity (2)      18.01         16.99
    Average equity to average assets (2)       13.57         12.31
    Average tangible equity to average
     tangible assets (2)                        9.75         11.31
    Net interest rate spread - taxable
     equivalent                                 4.03          4.11
    Net interest margin on earning assets
     - taxable equivalent                       4.37          4.57
    Efficiency ratio (1),(3)                   50.40         46.36
    Operating efficiency ratio (1),(3)         49.24         46.25
    Dividend payout ratio                      47.14         42.25

    Bank offices                                 229           185       44
    Employees                                  3,575         2,939      636

    CREDIT QUALITY DATA AT PERIOD END
    Net charge-offs                           $1,128        $1,190     (5.2)%
    Nonaccrual loans                          48,007        27,255     76.1
    Restructured loans                             -             -       -
    Total nonperforming loans                 48,007        27,255     76.1
    Other real estate owned, net                 134           194    (30.9)
    Total nonperforming assets                48,141        27,449     75.4

    CREDIT QUALITY RATIOS
    Provision for loan losses
     (annualized)
      as a percent of period-end loans           .10 %         .16 %
    Net charge-offs (annualized)
      as a percent of period-end loans           .05           .06
    Nonperforming loans as a
      percent of period-end loans                .51           .37
    Allowance for loan losses
      as a percent of period-end loans          1.66          1.89
    Allowance for loan losses
      as a percent of nonperforming loans     326.28        515.23
    Other real estate owned as a percent
     of
      period-end loans and other real
       estate owned                                -             -
    Nonperforming assets as a percent of
      period-end loans and other real
       estate owned                              .51           .37
    Nonperforming assets as a percent of
     total assets                                .34           .25

    In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance. For comparability, certain prior period amounts have been reclassified to conform with current period presentation.

    (1),(2),(3)  See end of release for additional information.



                      MERCANTILE BANKSHARES CORPORATION
                       STATEMENT OF CONSOLIDATED INCOME
                    (In thousands, except per share data)

                                                For the Quarter Ended
                                                     March 31,
                                                          Increase/(Decrease)
                                         2004      2003     Amount     %
    INTEREST INCOME
    Interest and fees on loans          $129,060  $110,992  $18,068    16.3 %
    Interest and dividends
      on investment securities:
        Taxable interest income           27,401    27,184      217     0.8
        Tax-exempt interest income           877       467      410    87.8
        Dividends                            261       229       32    14.0
        Other investment income            3,341       564    2,777   492.4
                                          31,880    28,444    3,436    12.1
    Other interest income                    175       726     (551)  (75.9)
          Total interest income          161,115   140,162   20,953    14.9

    INTEREST EXPENSE
    Interest on deposits                  20,767    25,129   (4,362)  (17.4)
    Interest on short-term borrowings      1,419     1,545     (126)   (8.2)
    Interest on long-term debt             5,255     2,362    2,893   122.5
          Total interest expense          27,441    29,036   (1,595)   (5.5)

    NET INTEREST INCOME                  133,674   111,126   22,548    20.3
    Provision for loan losses              2,426     3,016     (590)  (19.6)

    NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES            131,248   108,110   23,138    21.4

    NONINTEREST INCOME
    Investment and wealth management      21,983    17,365    4,618    26.6
    Service charges on deposit accounts   10,119     8,060    2,059    25.5
    Mortgage banking related fees          2,940     2,388      552    23.1
    Investment securities gains and
     (losses)                                (55)      815     (870) (106.7)
    Other income                          14,898     9,225    5,673    61.5
          Total noninterest income        49,885    37,853   12,032    31.8

    NONINTEREST EXPENSES
    Salaries                              44,788    34,415   10,373    30.1
    Employee benefits                     12,513     9,428    3,085    32.7
    Net occupancy expense of bank
     premises                              6,060     4,096    1,964    47.9
    Furniture and equipment expenses       7,364     6,799      565     8.3
    Communications and supplies            4,304     3,436      868    25.3
    Other expenses                        18,357    11,607    6,750    58.2
          Total noninterest expenses      93,386    69,781   23,605    33.8

    Income before income taxes            87,747    76,182   11,565    15.2
    Applicable income taxes               32,050    27,196    4,854    17.8

    NET INCOME                           $55,697   $48,986   $6,711    13.7

    Weighted average shares outstanding   79,725    68,769   10,956    15.9

    Adjusted weighted average shares
     outstanding                          80,258    69,190   11,068    16.0

    NET INCOME PER COMMON SHARE:
      Basic                                 $.70      $.71    $(.01)   (1.4)
      Diluted                               $.69      $.71    $(.02)   (2.8)



                       MERCANTILE BANKSHARES CORPORATION
                         CONSOLIDATED BALANCE SHEETS
                    (In thousands, except per share data)

                                                 March 31,
                                                          Increase/(Decrease)
                                   2004         2003        Amount        %
    ASSETS

    Cash and due from banks      $296,077       $307,404    $(11,327)  (3.7)%
    Interest-bearing deposits
     in other banks                   158            358        (200) (55.9)
    Investment securities:
     Available-for-sale at
      fair value
      U.S. Treasury and
       government agencies      1,577,673      1,811,628    (233,955) (12.9)
      Mortgage-backed
       securities               1,303,352        741,955     561,397   75.7
      States and political
       subdivisions                76,931            576      76,355      -
      Other investments           132,133         87,817      44,316   50.5
     Held-to-maturity
      States and political
       subdivisions - fair
       value of
       $28,436 (2004) and
        $41,040 (2003)             26,555         38,231     (11,676) (30.5)
      Other investments -
       fair value of
       $25,969 (2004) and
        $15,687 (2003)             25,969         15,687      10,282   65.5
        Total investment
         securities             3,142,613      2,695,894     446,719   16.6

    Federal funds sold            353,893        245,513     108,380   44.1

    Loans held-for-sale            38,741              -      38,741      -

    Loans                       9,434,420      7,446,553   1,987,867   26.7
    Less: allowance for loan
     losses                      (156,635)      (140,427)     16,208   11.5
        Loans, net              9,277,785      7,306,126   1,971,659   27.0

    Bank premises and
     equipment, net               141,482        103,847      37,635   36.2
    Other real estate owned,
     net                              134            194         (60) (30.9)
    Goodwill, net                 522,226        115,407     406,819  352.5
    Other intangible assets,
     net                           54,223         17,740      36,483  205.7
    Other assets                  315,050        226,138      88,912   39.3
        Total assets          $14,142,382    $11,018,621  $3,123,761   28.3

    LIABILITIES

    Deposits:
     Noninterest-bearing
      deposits                 $2,769,189     $2,121,444    $647,745   30.5
     Interest-bearing
      deposits                  7,774,398      6,374,039   1,400,359   22.0
        Total deposits         10,543,587      8,495,483   2,048,104   24.1
    Short-term borrowings         904,327        768,476     135,851   17.7
    Accrued expenses and
     other liabilities            149,052        111,792      37,260   33.3
    Long-term debt                657,411        290,576     366,835  126.2
        Total liabilities      12,254,377      9,666,327   2,588,050   26.8

    SHAREHOLDERS' EQUITY

    Preferred stock, no par
     value; authorized
     2,000,000 shares; issued
      and outstanding--None
    Common stock, $2 par
     value;
     authorized 130,000,000
      shares                      159,950        137,839      22,111   16.0
    Capital surplus               553,955        124,029     429,926  346.6
    Retained earnings           1,139,360      1,038,143     101,217    9.7
    Accumulated other
     comprehensive income
     (loss)                        34,740         52,283     (17,543) (33.6)
        Total shareholders'
         equity                 1,888,005      1,352,294     535,711   39.6
         Total liabilities
          and shareholders'
          equity              $14,142,382    $11,018,621  $3,123,761   28.3

    Actual shares outstanding      79,975         68,919      11,056   16.0
    Book value per common
     share                         $23.61         $19.62       $3.99   20.3



                      MERCANTILE BANKSHARES CORPORATION
                     CONSOLIDATED AVERAGE BALANCE SHEETS
                                (In thousands)

                                              For the Quarter Ended
                                                   March 31,

                                           2004                 2003
    Earning assets                     Average  Yield*/     Average  Yield*/
     Loans:                            Balance    Rate      Balance    Rate
      Commercial                      $5,401,384  5.53 %   $4,449,636  6.02 %
      Construction                     1,103,901  5.18        823,547  5.61
      Residential real estate          1,358,975  6.06      1,077,721  6.89
      Consumer                         1,474,173  5.79      1,008,741  6.61
       Total loans                     9,338,433  5.61      7,359,645  6.18

     Federal funds sold, et al            47,791  1.47         56,500  5.19

     Securities:**
     Taxable securities
      U.S. Treasury securities and
       government agencies             1,560,700  3.89      1,928,045  4.46
      Mortgage-backed securities       1,277,802  3.87        511,513  4.75
      Other stocks and bonds             146,592  9.90         98,378  3.38
     Tax-exempt securities
      States and political
       subdivisions                      104,375  5.59         38,794  8.07
       Total securities                3,089,469  4.23      2,576,730  4.53

     Interest-bearing deposits in
      other banks                            158  1.09            358  3.89
        Total earning assets          12,475,851  5.25      9,993,233  5.75

     Cash and due from banks             285,524              225,975
     Bank premises and equipment,
      net                                141,632              103,706
     Other assets                        871,583              341,538
     Less: allowance for loan losses    (156,397)            (140,243)
        Total assets                 $13,618,193          $10,524,209

    Interest-bearing liabilities
     Deposits:
      Savings                         $1,364,181   .29     $1,029,033   .54
      Checking plus interest
       accounts                        1,236,552   .15        953,243   .24
      Money market                     1,590,460   .60      1,185,071   .90
      Time deposits $100,000 and
       over                            1,287,695  1.99      1,223,688  2.64
      Other time deposits              1,979,433  2.15      1,716,941  2.98
        Total interest-bearing
         deposits                      7,458,321  1.12      6,107,976  1.67

     Short-term borrowings               919,388   .62        779,200   .80
     Long-term debt                      649,058  3.26        275,838  3.47
        Total interest-bearing funds   9,026,767  1.22      7,163,014  1.64

     Noninterest-bearing deposits      2,608,324            1,961,362
     Other liabilities and accrued
      expenses                           134,641              104,493
        Total liabilities             11,769,732            9,228,869
     Shareholders' equity              1,848,461            1,295,340
        Total liabilities &
         shareholders' equity        $13,618,193          $10,524,209

     Net interest rate spread                     4.03 %               4.11 %
     Effect of noninterest-bearing
      funds                                        .34                  .46
     Net interest margin on earning
      assets                                      4.37 %               4.57 %

    * Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.
   ** Balances reported at amortized cost; excludes pretax unrealized gains (losses) on securities available-for-sale.



                      MERCANTILE BANKSHARES CORPORATION
                   SUPPLEMENTAL LOAN INFORMATION BY QUARTER
                                (In thousands)

                                              1Q 04       4Q 03       3Q 03
    PERIOD-END LOANS BY TYPE
    Commercial, Industrial and
     Agricultural Loans                    $2,574,728  $2,577,021  $2,534,519
    Commercial and Agricultural  Real
     Estate Loans                           2,828,810   2,738,832   2,610,827
    Construction and Land Development
     Loans                                  1,105,346   1,064,021   1,043,522
    1-4 Family Residential Loans (Excludes
     H/E Lines)                             1,387,647   1,335,375   1,299,665
    Consumer Loans  (Excludes H/E Lines)    1,047,511   1,067,360   1,045,428
    Home Equity Lines                         425,980     415,500     399,576
    Lease financing                            64,398      74,051      81,545
      TOTAL LOANS AT END OF PERIOD         $9,434,420  $9,272,160  $9,015,082

    NONPERFORMING LOANS BY TYPE
    Commercial, Industrial and
     Agricultural Loans                       $37,000     $36,569     $37,764
    Commercial and Agricultural  Real
     Estate Loans                               4,837       7,363       6,330
    Construction and Land Development
     Loans                                        159         651         935
    1-4 Family Residential Loans (Excludes
     H/E Lines)                                 3,961       3,721       3,589
    Consumer Loans  (Excludes H/E Lines)        1,204       1,146         721
    Home Equity Lines                             109          78          97
    Lease financing                               737         824       1,565
      TOTAL NONPERFORMING LOANS AT END OF
       PERIOD                                 $48,007     $50,352     $51,001

    LOANS PAST DUE 30-89 DAYS BY TYPE
    Commercial, Industrial and
     Agricultural Loans                       $11,316      $9,357      $9,748
    Commercial and Agricultural  Real
     Estate Loans                               9,173       6,679       7,400
    Construction and Land Development
     Loans                                      1,673         745       1,140
    1-4 Family Residential Loans (Excludes
     H/E Lines)                                14,368      17,789      13,134
    Consumer Loans  (Excludes H/E Lines)        5,866       7,893       8,401
    Home Equity Lines                             534         910         884
    Lease financing                                 -         255          28
      TOTAL LOANS PAST DUE 30-89 DAYS         $42,930     $43,628     $40,735

    CHARGE-OFFS BY LOAN TYPE
    Commercial, Industrial and
     Agricultural Loans                          $690      $2,334      $2,087
    Commercial and Agricultural  Real
     Estate Loans                                  28          69         214
    Construction and Land Development
     Loans                                          -          10         160
    1-4 Family Residential Loans (Excludes
     H/E Lines)                                   101         192           4
    Consumer Loans  (Excludes H/E Lines)        1,110       1,507       1,277
    Home Equity Lines                               7           -          10
    Lease financing                                 -         588           -
      TOTAL CHARGE-OFFS                        $1,936      $4,700      $3,752

    RECOVERIES BY LOAN TYPE
    Commercial, Industrial and
     Agricultural Loans                          $100        $322        $298
    Commercial and Agricultural  Real
     Estate Loans                                  18          12          45
    Construction and Land Development
     Loans                                          4           -           1
    1-4 Family Residential Loans (Excludes
     H/E Lines)                                    52          14          72
    Consumer Loans  (Excludes H/E Lines)          633         590         614
    Home Equity Lines                               1           1           -
    Lease financing                                 -         311           5
      TOTAL RECOVERIES                           $808      $1,250      $1,035


                                                   2Q 03             1Q 03
    PERIOD-END LOANS BY TYPE
    Commercial, Industrial and
     Agricultural Loans                         $2,314,680        $2,295,443
    Commercial and Agricultural  Real
     Estate Loans                                2,145,959         2,107,887
    Construction and Land Development
     Loans                                         887,237           850,420
    1-4 Family Residential Loans
     (Excludes H/E Lines)                        1,092,785         1,087,207
    Consumer Loans  (Excludes H/E Lines)           769,882           764,673
    Home Equity Lines                              261,878           246,964
    Lease financing                                 88,510            93,959
      TOTAL LOANS AT END OF PERIOD              $7,560,931        $7,446,553

    NONPERFORMING LOANS BY TYPE
    Commercial, Industrial and
     Agricultural Loans                            $26,919           $15,260
    Commercial and Agricultural  Real
     Estate Loans                                    3,798             4,733
    Construction and Land Development
     Loans                                           1,178             1,383
    1-4 Family Residential Loans
     (Excludes H/E Lines)                            4,001             2,967
    Consumer Loans  (Excludes H/E Lines)               154               200
    Home Equity Lines                                   24                34
    Lease financing                                  1,694             2,678
      TOTAL NONPERFORMING LOANS AT END OF
       PERIOD                                      $37,768           $27,255

    LOANS PAST DUE 30-89 DAYS BY TYPE
    Commercial, Industrial and
     Agricultural Loans                             $6,069           $17,390
    Commercial and Agricultural  Real
     Estate Loans                                    8,088            10,727
    Construction and Land Development
     Loans                                             397               788
    1-4 Family Residential Loans
     (Excludes H/E Lines)                            9,296            17,364
    Consumer Loans  (Excludes H/E Lines)             4,152             4,399
    Home Equity Lines                                  588               882
    Lease financing                                    226             3,349
      TOTAL LOANS PAST DUE 30-89 DAYS              $28,816           $54,899

    CHARGE-OFFS BY LOAN TYPE
    Commercial, Industrial and
     Agricultural Loans                               $613              $106
    Commercial and Agricultural  Real
     Estate Loans                                        1               341
    Construction and Land Development
     Loans                                               -                 -
    1-4 Family Residential Loans
     (Excludes H/E Lines)                               50                 -
    Consumer Loans  (Excludes H/E Lines)               722               832
    Home Equity Lines                                    -                19
    Lease financing                                    547               641
      TOTAL CHARGE-OFFS                             $1,933            $1,939

    RECOVERIES BY LOAN TYPE
    Commercial, Industrial and
     Agricultural Loans                               $205              $204
    Commercial and Agricultural  Real
     Estate Loans                                       99                18
    Construction and Land Development
     Loans                                               -               135
    1-4 Family Residential Loans
     (Excludes H/E Lines)                               35                 4
    Consumer Loans  (Excludes H/E Lines)               367               355
    Home Equity Lines                                   10                33
    Lease financing                                      -                 -
      TOTAL RECOVERIES                                $716              $749



                      MERCANTILE BANKSHARES CORPORATION
                SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

                                                1Q 04       4Q 03       3Q 03

    INVESTMENT AND WEALTH MANAGEMENT
      ASSET DATA (End of Period)                      (Dollars in billions)
    Personal
    Assets with Investment Responsibility        $9.4        $9.4        $8.6
    Assets with no Investment
     Responsibility                               2.6         2.6         2.4
                  Total Personal                 12.0        12.0        11.0

    Institutional
    Assets with Investment Responsibility        12.9        12.2        11.9
    Assets with no Investment
     Responsibility                              21.7        21.6        20.0
                  Total Institutional            34.6        33.8        31.9

    Mutual Funds Not Included Above               0.2         0.2         0.1

    Personal & Institutional Combined
    Assets with Investment Responsibility        22.5        21.8        20.6
    Assets with no Investment
     Responsibility                              24.3        24.2        22.4
                  Total Assets Under
                   Administration               $46.8       $46.0       $43.0


    OTHER INTANGIBLE ASSETS INFORMATION            (Dollars in thousands)
    EOP Deposit Intangibles, Net              $38,967     $40,335     $47,877
    EOP Mortgage Servicing Rights, Net            510         561         390
    EOP Other Intangible Assets, Net           14,746      15,327       9,092
                   EOP Total Other
                    Intangible Assets, Net    $54,223     $56,223     $57,359

    Amortization of Deposit Intangibles        $1,367      $1,109      $1,172
    Amortization of Mortgage Servicing
     Rights                                        79          68          98
    Amortization of Other Intangible
     Assets                                       586         670         418
                   Total Amortization of
                    Other Intangible
                    Assets                     $2,032      $1,847      $1,688


    PRINCIPAL BALANCE OF LOANS SERVICED
     FOR OTHERS                                  (Dollars in thousands)
    EOP 1-4 Family Residential Mortgages
     (owned)                                 $177,156    $180,737    $184,174
    EOP Commercial Mortgages (owned)        1,911,314   1,887,592   1,896,063
    EOP Commercial Mortgages (not owned)    3,630,224   3,695,169   3,659,465
                  EOP Total Principal
                   Balance of
                     Loans Serviced For
                      Others               $5,718,694  $5,763,498  $5,739,702



                                                      2Q 03             1Q 03

    INVESTMENT AND WEALTH MANAGEMENT                   (Dollars in billions)
      ASSET DATA (End of Period)
    Personal
    Assets with Investment Responsibility              $8.4              $7.1
    Assets with no Investment
     Responsibility                                     2.3               2.1
                  Total Personal                       10.7               9.2

    Institutional
    Assets with Investment Responsibility              11.5              11.8
    Assets with no Investment
     Responsibility                                    19.7              18.0
                  Total Institutional                  31.2              29.8

    Mutual Funds Not Included Above                     0.1               0.1

    Personal & Institutional Combined
    Assets with Investment Responsibility              20.0              19.0
    Assets with no Investment
     Responsibility                                    22.0              20.1
                  Total Assets Under
                   Administration                     $42.0             $39.1


    OTHER INTANGIBLE ASSETS INFORMATION               (Dollars in thousands)
    EOP Deposit Intangibles, Net                     $6,533            $6,899
    EOP Mortgage Servicing Rights, Net                   66               201
    EOP Other Intangible Assets, Net                  9,508            10,640
                   EOP Total Other
                    Intangible Assets, Net          $16,107           $17,740

    Amortization of Deposit Intangibles                $366              $366
    Amortization of Mortgage Servicing
     Rights                                              60                60
    Amortization of Other Intangible
     Assets                                             422               134
                   Total Amortization of
                    Other Intangible
                    Assets                             $848              $560


    PRINCIPAL BALANCE OF LOANS SERVICED
     FOR OTHERS
    EOP 1-4 Family Residential Mortgages             (Dollars in thousands)
     (owned)                                       $198,652          $228,151
    EOP Commercial Mortgages (owned)              1,756,683         1,766,276
    EOP Commercial Mortgages (not owned)          3,688,212         3,798,155
                  EOP Total Principal
                   Balance of
                     Loans Serviced For
                      Others                     $5,643,547        $5,792,582



                      MERCANTILE BANKSHARES CORPORATION
                     SUPPLEMENTAL INFORMATION BY QUARTER
                    (In thousands, except per share data)

                                         1Q 04         4Q 03         3Q 03
    OPERATING RESULTS
    Net interest income (1)            $133,674      $133,249      $122,232
    Net interest income - taxable
     equivalent (1)                     135,399       135,130       123,989
    Provision for loan losses             2,426         3,033         3,005
    Net income                           55,697        50,645        47,173

    PER COMMON SHARE DATA
    Basic net income                       $.70          $.64          $.64
    Diluted net income                      .69           .63           .63
    Dividends paid                          .33           .33           .33
    Book value at period end              23.61         23.08         22.89
    Market value at period end            42.93         45.58         40.00
    Market range:
     High                                 46.01         45.95         42.49
     Low                                  41.50         39.76         38.91

    AVERAGE BALANCE SHEET DATA
    Total loans                      $9,338,433    $9,129,330    $8,331,265
    Total earning assets             12,475,851    12,523,854    11,750,966
    Total assets                     13,618,193    13,666,099    12,622,100
    Total deposits                   10,066,645    10,168,699     9,388,714
    Shareholders' equity              1,848,461     1,811,742     1,550,937

    STATISTICS AND RATIOS  (Net
     income annualized)
    Return on average assets               1.64 %        1.47 %        1.48 %
    Return on average equity (2)          12.12         11.09         12.07
    Return on average tangible
     equity (2)                           18.01         16.49         15.70
    Average equity to average assets
     (2)                                  13.57         13.26         12.29
    Average tangible equity to
     average tangible assets (2)           9.75          9.51          9.91
    Net interest rate spread -
     taxable equivalent                    4.03          3.93          3.81
    Net interest margin on earning
     assets - taxable equivalent           4.37          4.28          4.19
    Efficiency ratio (1),(3)              50.40         54.47         53.67
    Operating efficiency ratio
     (1),(3)                              49.24         50.92         51.14
    Dividend payout ratio                 47.14         51.56         51.56

    Bank offices                            229           227           236
    Employees                             3,575         3,565         3,642

    CREDIT QUALITY DATA AT PERIOD
     END
    Net charge-offs                      $1,128        $3,450        $2,717
    Nonaccrual loans                     48,007        50,352        51,001
    Restructured loans                        -             -             -
    Total nonperforming loans            48,007        50,352        51,001
    Other real estate owned, net            134           191           397
    Total nonperforming assets           48,141        50,543        51,398

    CREDIT QUALITY RATIOS
    Provision for loan losses
     (annualized)
     as a percent of period-end
      loans                                 .10 %         .13 %         .13 %
    Net charge-offs (annualized)
     as a percent of period-end
      loans                                 .05           .15           .12
    Nonperforming loans as a
     percent of period-end loans            .51           .54           .57
    Allowance for loan losses
     as a percent of period-end
      loans                                1.66          1.68          1.73
    Allowance for loan losses
     as a percent of nonperforming
      loans                              326.28        308.50        305.39
    Other real estate owned as a
     percent of
     period-end loans and other real
      estate owned                             -             -             -
    Nonperforming assets as a
     percent of
     period-end loans and other real
      estate owned                          .51           .55           .57
    Nonperforming assets as a
     percent of total assets                .34           .37           .37

    (1),(2),(3)  See end of release for additional information.


                                                            1Q 04   1Q 04
                                                             vs       vs
                                   2Q 03         1Q 03      4Q 03   1Q 03
    OPERATING RESULTS
    Net interest income (1)      $112,723      $111,126      0.3 %   20.3 %
    Net interest income -
     taxable equivalent (1)       114,297       112,674      0.2     20.2
    Provision for loan losses       3,051         3,016    (20.0)   (19.6)
    Net income                     50,010        48,986     10.0     13.7

    PER COMMON SHARE DATA
    Basic net income                 $.73          $.71      9.4 %   (1.4)%
    Diluted net income                .72           .71      9.5     (2.8)
    Dividends paid                    .33           .30        -     10.0
    Book value at period end        19.91         19.62      2.3     20.3
    Market value at period end      39.35         33.94     (5.8)    26.5
    Market range:
     High                           41.30         40.47      0.1     13.7
     Low                            33.90         30.16      4.4     37.6

    AVERAGE BALANCE SHEET
     DATA
    Total loans                $7,513,576    $7,359,645      2.3 %   26.9 %
    Total earning assets       10,465,457     9,993,233     (0.4)    24.8
    Total assets               11,033,724    10,524,209     (0.4)    29.4
    Total deposits              8,313,714     8,069,338     (1.0)    24.8
    Shareholders' equity        1,324,293     1,295,340      2.0     42.7

    STATISTICS AND RATIOS
     (Net income annualized)
    Return on average assets         1.82 %        1.89 %
    Return on average equity
     (2)                            15.15         15.34
    Return on average tangible
     equity (2)                     17.05         16.99
    Average equity to average
     assets (2)                     12.00         12.31
    Average tangible equity to
     average tangible assets
     (2)                            10.91         11.31
    Net interest rate spread -
     taxable equivalent              3.94          4.11
    Net interest margin on
     earning assets - taxable
     equivalent                      4.38          4.57
    Efficiency ratio (1),(3)        48.24         46.36
    Operating efficiency ratio
     (1),(3)                        49.24         46.25
    Dividend payout ratio           45.21         42.25

    Bank offices                      187           185        2       44
    Employees                       3,035         2,939       10      636

    CREDIT QUALITY DATA AT
     PERIOD END
    Net charge-offs                $1,217        $1,190    (67.3)%   (5.2)%
    Nonaccrual loans               37,768        27,255     (4.7)    76.1
    Restructured loans                  -             -        -        -
    Total nonperforming loans      37,768        27,255     (4.7)    76.1
    Other real estate owned,
     net                              376           194    (29.8)   (30.9)
    Total nonperforming assets     38,144        27,449     (4.8)    75.4

    CREDIT QUALITY RATIOS
    Provision for loan losses
     (annualized)
     as a percent of period-
      end loans                       .16 %         .16 %
    Net charge-offs
     (annualized)
     as a percent of period-
      end loans                       .06           .06
    Nonperforming loans as a
     percent of period-end
      loans                           .50           .37
    Allowance for loan losses
     as a percent of period-
      end loans                      1.88          1.89
    Allowance for loan losses
     as a percent of
      nonperforming loans          376.67        515.23
    Other real estate owned as
     a percent of
     period-end loans and
      other real estate owned            -             -
    Nonperforming assets as a
     percent of
     period-end loans and
      other real estate owned         .50           .37
    Nonperforming assets as a
     percent of total assets          .33           .25

    (1),(2),(3)  See end of release for additional information.



                      MERCANTILE BANKSHARES CORPORATION
                SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER
                    (In thousands, except per share data)

                                         1Q 04     4Q 03     3Q 03     2Q 03
    INTEREST INCOME
    Interest and fees on loans         $129,060  $129,288  $120,137  $111,962
    Interest and dividends
      on investment securities:
        Taxable interest income          27,401    28,660    27,285    26,638
        Tax-exempt interest income          877       999       783       497
        Dividends                           261       114       212       199
        Other investment income           3,341     2,578     1,508     2,318
                                         31,880    32,351    29,788    29,652
    Other interest income                   175       630     1,291     1,314
          Total interest income         161,115   162,269   151,216   142,928

    INTEREST EXPENSE
    Interest on deposits                 20,767    22,298    22,313    23,450
    Interest on short-term borrowings     1,419     1,287     1,303     1,469
    Interest on long-term debt            5,255     5,435     5,368     5,286
          Total interest expense         27,441    29,020    28,984    30,205

    NET INTEREST INCOME                 133,674   133,249   122,232   112,723
    Provision for loan losses             2,426     3,033     3,005     3,051

    NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES           131,248   130,216   119,227   109,672

    NONINTEREST INCOME
    Investment and wealth management 21,983 21,483 20,577 19,508 Service charges on deposit
     accounts                            10,119    10,840     9,701     8,311
    Mortgage banking related fees         2,940     2,813     3,403     2,507
    Investment securities gains and
     (losses)                               (55)      122      (336)    6,536
    Other income                         14,898    12,140    12,558     8,575
          Total noninterest income       49,885    47,398    45,903    45,437

    NONINTEREST EXPENSES
    Salaries                             44,788    45,724    43,870    36,317
    Employee benefits                    12,513     8,826    10,144     9,319
    Net occupancy expense of bank
     premises                             6,060     7,305     5,136     4,219
    Furniture and equipment expenses      7,364     9,636     8,432     6,743
    Communications and supplies           4,304     4,682     3,889     3,181
    Other expenses                       18,357    23,255    19,718    17,270
          Total noninterest expenses     93,386    99,428    91,189    77,049

    Income before income taxes           87,747    78,186    73,941    78,060
    Applicable income taxes              32,050    27,541    26,768    28,050

    NET INCOME                          $55,697   $50,645   $47,173   $50,010

    Weighted average shares
     outstanding                         79,725    79,554    74,253    68,860

    Adjusted weighted average shares
     outstanding                         80,258    80,196    74,840    69,318

    NET INCOME PER COMMON SHARE:
      Basic                                $.70      $.64      $.64      $.73
      Diluted                              $.69      $.63      $.63      $.72


                                                           1Q 04      1Q 04
                                                             vs         vs
                                              1Q 03         4Q 03     1Q 03
    INTEREST INCOME
    Interest and fees on loans               $110,992      (0.2)%      16.3 %
    Interest and dividends
      on investment securities:
        Taxable interest income                27,184      (4.4)        0.8
        Tax-exempt interest income                467     (12.2)       87.8
        Dividends                                 229     128.9        14.0
        Other investment income                   564      29.6       492.4
                                               28,444      (1.5)       12.1
    Other interest income                         726     (72.2)      (75.9)
          Total interest income               140,162      (0.7)       14.9

    INTEREST EXPENSE
    Interest on deposits                       25,129      (6.9)      (17.4)
    Interest on short-term borrowings           1,545      10.3        (8.2)
    Interest on long-term debt                  2,362      (3.3)      122.5
          Total interest expense               29,036      (5.4)       (5.5)

    NET INTEREST INCOME                       111,126       0.3        20.3
    Provision for loan losses                   3,016     (20.0)      (19.6)

    NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES                 108,110       0.8        21.4

    NONINTEREST INCOME
    Investment and wealth management           17,365       2.3        26.6
    Service charges on deposit accounts         8,060      (6.7)       25.5
    Mortgage banking related fees               2,388       4.5        23.1
    Investment securities gains and
     (losses)                                     815    (145.1)     (106.7)
    Other income                                9,225      22.7        61.5
          Total noninterest income             37,853       5.2        31.8

    NONINTEREST EXPENSES
    Salaries                                   34,415      (2.0)       30.1
    Employee benefits                           9,428      41.8        32.7
    Net occupancy expense of bank premises      4,096     (17.0)       47.9
    Furniture and equipment expenses            6,799     (23.6)        8.3
    Communications and supplies                 3,436      (8.1)       25.3
    Other expenses                             11,607     (21.1)       58.2
          Total noninterest expenses           69,781      (6.1)       33.8

    Income before income taxes                 76,182      12.2        15.2
    Applicable income taxes                    27,196      16.4        17.8

    NET INCOME                                $48,986      10.0        13.7

    Weighted average shares outstanding        68,769       0.2        15.9

    Adjusted weighted average shares
     outstanding                               69,190       0.1        16.0

    NET INCOME PER COMMON SHARE:
      Basic                                      $.71       9.4        (1.4)
      Diluted                                    $.71       9.5        (2.8)



                      MERCANTILE BANKSHARES CORPORATION
                     SUPPLEMENTAL INFORMATION BY QUARTER
                                (In thousands)

    Noninterest Income                      1Q 04    4Q 03    3Q 03    2Q 03
    Investment and wealth management       $21,983  $21,483  $20,577  $19,508
    Service charges on deposit accounts 10,119 10,840 9,701 8,311 Mortgage banking related fees:
     Commercial                              1,920    1,555    1,773    1,693
     Residential                             1,020    1,258    1,630      814
      Total mortgage banking related fees 2,940 2,813 3,403 2,507 Investment securities gains and
     (losses)                                  (55)     122     (336)   6,536
    Other income:
     Electronic banking fees                 4,400    4,083    5,133    4,145
     Charges and fees on loans               2,458    2,602    2,430    2,069
     Insurance                               3,828    2,670    1,653      175
     Company-owned life insurance              794      576      559      439
     All other income                        3,418    2,209    2,783    1,747
      Total other income                    14,898   12,140   12,558    8,575
      Total                                $49,885  $47,398  $45,903  $45,437


    Noninterest Expenses                     1Q 04    4Q 03    3Q 03    2Q 03
    Salaries                               $44,788  $45,724  $43,870  $36,317
    Employee benefits                       12,513    8,826   10,144    9,319
    Net occupancy expense of bank premises   6,060    7,305    5,136    4,219
    Furniture and equipment expenses         7,364    9,636    8,432    6,743
    Communications and supplies              4,304    4,682    3,889    3,181
    Other expenses:
     Professional services                   3,834    7,080    5,380    4,962
     Advertising and promotional expenses    1,703    3,275    2,168    2,247
     Electronic banking expenses             1,929    1,791    2,432    1,851
     Amortization of intangible assets       2,032    1,847    1,688      848
     Outsourcing expenses                    1,459    1,136    1,049    1,010
     All other expenses                      7,400    8,126    7,001    6,352
      Total other expenses                  18,357   23,255   19,718   17,270
      Total                                $93,386  $99,428  $91,189  $77,049


                                                        1Q 04         1Q 04
                                                          vs           vs
    Noninterest Income                        1Q 03     4Q 03         1Q 03
    Investment and wealth management        $17,365       2.3  %      26.6  %
    Service charges on deposit accounts       8,060      (6.7)        25.5
    Mortgage banking related fees:
     Commercial                               1,626      23.5         18.1
     Residential                                762     (18.9)        33.9
      Total mortgage banking related fees     2,388       4.5         23.1
    Investment securities gains and
     (losses)                                   815    (145.1)      (106.7)
    Other income:
     Electronic banking fees                  3,453       7.8         27.4
     Charges and fees on loans                2,449      (5.5)         0.4
     Insurance                                  158      43.4      2,322.8
     Company-owned life insurance               429      37.8         85.1
     All other income                         2,736      54.7         24.9
      Total other income                      9,225      22.7         61.5
      Total                                 $37,853       5.2  %      31.8  %


                                                        1Q 04        1Q 04
                                                          vs          vs
    Noninterest Expenses                      1Q 03     4Q 03        1Q 03
    Salaries                                $34,415      (2.0) %      30.1  %
    Employee benefits                         9,428      41.8         32.7
    Net occupancy expense of bank
     premises                                 4,096     (17.0)        47.9
    Furniture and equipment expenses          6,799     (23.6)         8.3
    Communications and supplies               3,436      (8.1)        25.3
    Other expenses:
     Professional services                    2,079     (45.8)        84.4
     Advertising and promotional expenses     1,465     (48.0)        16.2
     Electronic banking expenses              1,583       7.7         21.8
     Amortization of intangible assets          560      10.0        262.9
     Outsourcing expenses                       949      28.4         53.7
     All other expenses                       4,971      (8.9)        48.9
      Total other expenses                   11,607     (21.1)        58.2
      Total                                 $69,781      (6.1) %      33.8  %



                      MERCANTILE BANKSHARES CORPORATION
                SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER
                                (In thousands)

                                                               1Q04
    Earning assets                                   Average          Yield*/
      Loans:                                         Balance           Rate
        Commercial                                 $5,401,384          5.53 %
        Construction                                1,103,901          5.18
        Residential real estate                     1,358,975          6.06
        Consumer                                    1,474,173          5.79
          Total loans                               9,338,433          5.61

      Federal funds sold, et al                        47,791          1.47
      Securities: **
       Taxable securities
        U.S. Treasury and gov. agencies             1,560,700          3.89
        Mortgage-backed                             1,277,802          3.87
        Other stocks and bonds                        146,592          9.90
       Tax-exempt securities
        States and political subdivisions             104,375          5.59
          Total securities                          3,089,469          4.23
      Interest-bearing deposits in other
       banks                                              158          1.09
          Total earning assets                     12,475,851          5.25

      Cash and due from banks                         285,524
      Bank premises and equipment, net                141,632
      Other assets                                    871,583
      Less: allowance for loan losses                (156,397)
                     Total assets                 $13,618,193

    Interest-bearing liabilities
      Deposits:
        Savings                                    $1,364,181           .29
        Checking plus interest accounts             1,236,552           .15
        Money market                                1,590,460           .60
        Time deposits $100,000 and over             1,287,695          1.99
        Other time deposits                         1,979,433          2.15
          Total interest-bearing deposits           7,458,321          1.12
      Short-term borrowings                           919,388           .62
      Long-term debt                                  649,058          3.26
          Total interest-bearing funds              9,026,767          1.22

      Noninterest-bearing deposits                  2,608,324
      Other liabilities and accrued
       expenses                                       134,641
          Total liabilities                        11,769,732
      Shareholders' equity                          1,848,461
          Total liabilities &
           shareholders' equity                   $13,618,193

      Net interest rate spread                                         4.03 %
      Effect of noninterest-bearing funds                               .34
      Net interest margin on earning
       assets                                                          4.37 %

      * Presented on a tax equivalent basis using the statutory federal corporate income tax rate of 35%.
     ** Balances reported at amortized cost; excludes pretax unrealized gains (losses) on securities available-for-sale.


                                           4Q03                   3Q03
    Earning assets                     Average  Yield*/     Average  Yield*/
      Loans:                           Balance    Rate      Balance    Rate
        Commercial                    $5,293,174  5.57 %   $4,900,613  5.64 %
        Construction                   1,053,049  5.25        969,251  5.34
        Residential real estate        1,309,345  6.13      1,205,020  6.28
        Consumer                       1,473,762  5.94      1,256,381  6.18
          Total loans                  9,129,330  5.67      8,331,265  5.78

      Federal funds sold, et al          215,329  1.15        413,675  1.19
      Securities: **
       Taxable securities
        U.S. Treasury and gov.
         agencies                      1,629,554  4.01      1,629,544  4.19
        Mortgage-backed                1,275,875  3.79      1,150,073  3.48
        Other stocks and bonds           142,405  7.51        120,093  5.70
       Tax-exempt securities
        States and political
         subdivisions                    117,374  5.59         84,944  6.05
          Total securities             3,165,208  4.14      2,984,654  4.03
      Interest-bearing deposits in
       other banks                        13,987   .23         21,372   .85
          Total earning assets        12,523,854  5.20     11,750,966  5.16

      Cash and due from banks            298,581              295,289
      Bank premises and equipment,
       net                               139,022              124,275
      Other assets                       861,348              602,614
      Less: allowance for loan
       losses                           (156,706)            (151,044)
                     Total assets    $13,666,099          $12,622,100

    Interest-bearing liabilities
      Deposits:
        Savings                       $1,341,697   .30     $1,218,813   .30
        Checking plus interest
         accounts                      1,217,573   .16      1,119,989   .16
        Money market                   1,606,119   .62      1,431,262   .61
        Time deposits $100,000 and
         over                          1,316,951  2.08      1,270,016  2.20
        Other time deposits            2,038,739  2.21      1,942,113  2.39
          Total interest-bearing
           deposits                    7,521,079  1.18      6,982,193  1.27
      Short-term borrowings              907,914   .56        944,979   .55
      Long-term debt                     649,516  3.32        611,801  3.48
          Total interest-bearing
           funds                       9,078,509  1.27      8,538,973  1.35

      Noninterest-bearing deposits     2,647,620            2,406,521
      Other liabilities and accrued
       expenses                          128,228              125,669
          Total liabilities           11,854,357           11,071,163
      Shareholders' equity             1,811,742            1,550,937
          Total liabilities &
           shareholders' equity      $13,666,099          $12,622,100

      Net interest rate spread                    3.93 %               3.81 %
      Effect of noninterest-bearing
       funds                                       .35                  .38
      Net interest margin on earning
       assets                                     4.28 %               4.19 %

      * Presented on a tax equivalent basis using the statutory federal corporate income tax rate of 35%.
     ** Balances reported at amortized cost; excludes pretax unrealized gains (losses) on securities available-for-sale.

                                            2Q03                  1Q03
    Earning assets                    Average   Yield*/     Average  Yield*/
      Loans:                          Balance    Rate       Balance    Rate
        Commercial                   $4,527,486   5.92 %   $4,449,636  6.02 %
        Construction                    870,955   5.51        823,547  5.61
        Residential real estate       1,089,772   6.63      1,077,721  6.89
        Consumer                      1,025,363   6.42      1,008,741  6.61
          Total loans                 7,513,576   6.04      7,359,645  6.18

      Federal funds sold, et al         313,844   1.68         56,500  5.19
      Securities: **
       Taxable securities
        U.S. Treasury and gov.
         agencies                     1,741,380   4.32      1,928,045  4.46
        Mortgage-backed                 760,630   4.15        511,513  4.75
        Other stocks and bonds           98,277  10.38         98,378  3.38
       Tax-exempt securities
        States and political
         subdivisions                    37,412   8.82         38,794  8.07
          Total securities            2,637,699   4.56      2,576,730  4.53
      Interest-bearing deposits in
       other banks                          338   3.50            358  3.89
          Total earning assets       10,465,457   5.54      9,993,233  5.75

      Cash and due from banks           243,728               225,975
      Bank premises and equipment,
       net                              104,825               103,706
      Other assets                      361,951               341,538
      Less: allowance for loan
       losses                          (142,237)             (140,243)
                     Total assets   $11,033,724           $10,524,209

    Interest-bearing liabilities
      Deposits:
        Savings                      $1,078,760    .51     $1,029,033   .54
        Checking plus interest
         accounts                       993,268    .22        953,243   .24
        Money market                  1,201,044    .81      1,185,071   .90
        Time deposits $100,000 and
         over                         1,277,652   2.37      1,223,688  2.64
        Other time deposits           1,708,177   2.72      1,716,941  2.98
          Total interest-bearing
           deposits                   6,258,901   1.50      6,107,976  1.67
      Short-term borrowings             771,892    .76        779,200   .80
      Long-term debt                    527,223   4.02        275,838  3.47
          Total interest-bearing
           funds                      7,558,016   1.60      7,163,014  1.64

      Noninterest-bearing deposits    2,054,813             1,961,362
      Other liabilities and accrued
       expenses                          96,602               104,493
          Total liabilities           9,709,431             9,228,869
      Shareholders' equity            1,324,293             1,295,340
          Total liabilities &
           shareholders' equity     $11,033,724           $10,524,209

      Net interest rate spread                    3.94 %               4.11 %
      Effect of noninterest-bearing
       funds                                       .44                  .46
      Net interest margin on
       earning assets                             4.38 %               4.57 %

      * Presented on a tax equivalent basis using the statutory federal corporate income tax rate of 35%.
     ** Balances reported at amortized cost; excludes pretax unrealized gains (losses) on securities available-for-sale.


                                                           Average
                                                           Balance
                                                    1Q 04            1Q 04
                                                      vs               vs
                                                     4Q 03           1Q 03
    Earning assets
      Loans:
        Commercial                                   2.0 %            21.4 %
        Construction                                 4.8              34.0
        Residential real estate                      3.8              26.1
        Consumer                                       -              46.1
          Total loans                                2.3              26.9

      Federal funds sold, et al                    (77.8)            (15.4)
      Securities: **
       Taxable securities
        U.S. Treasury and gov. agencies             (4.2)            (19.1)
        Mortgage-backed                              0.2             149.8
        Other stocks and bonds                       2.9              49.0
       Tax-exempt securities
        States and political subdivisions          (11.1)            169.0
          Total securities                          (2.4)             19.9
      Interest-bearing deposits in other
       banks                                       (98.9)            (55.9)
          Total earning assets                      (0.4)             24.8

      Cash and due from banks                       (4.4)             26.4
      Bank premises and equipment, net               1.9              36.6
      Other assets                                   1.2             155.2
      Less: allowance for loan losses               (0.2)             11.5
                     Total assets                   (0.4)             29.4

    Interest-bearing liabilities
      Deposits:
        Savings                                      1.7              32.6
        Checking plus interest accounts              1.6              29.7
        Money market                                (1.0)             34.2
        Time deposits $100,000 and over             (2.2)              5.2
        Other time deposits                         (2.9)             15.3
          Total interest-bearing deposits           (0.8)             22.1
      Short-term borrowings                          1.3              18.0
      Long-term debt                                (0.1)            135.3
          Total interest-bearing funds              (0.6)             26.0

      Noninterest-bearing deposits                  (1.5)             33.0
      Other liabilities and accrued
       expenses                                      5.0              28.9
          Total liabilities                         (0.7)             27.5
      Shareholders' equity                           2.0              42.7
          Total liabilities &
           shareholders' equity                     (0.4)             29.4

      Net interest rate spread
      Effect of noninterest-bearing funds
      Net interest margin on earning
       assets

      * Presented on a tax equivalent basis using the statutory federal corporate income tax rate of 35%.
     ** Balances reported at amortized cost; excludes pretax unrealized gains (losses) on securities available-for-sale.



                      MERCANTILE BANKSHARES CORPORATION
                     RECONCILIATION OF NON-GAAP MEASURES
                    (In thousands, except per share data)

                                           1Q 04       4Q 03       3Q 03


    (1) The net interest margin and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. Management believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and nontaxable investments.

     Net interest income (GAAP basis)     $133,674    $133,249    $122,232
     Taxable-equivalent adjustment           1,725       1,881       1,757
     Net interest income - taxable
      equivalent                          $135,399    $135,130    $123,989


    (2) Management excludes the balance of intangible assets and their related amortization expense from its calculation of return on average tangible equity and average tangible equity to average tangible assets. This adjustment allows management to review the core operating results and core capital position of the Company. This is consistent with the treatment by the bank regulatory agencies which exclude goodwill and other intangible assets from their calculation of risk-based capital ratios.

     Return on average equity (GAAP
      basis)                                 12.12 %     11.09 %     12.07 %
     Impact of excluding average
      intangible assets and amortization      5.89        5.40        3.63
     Return on average tangible equity       18.01 %     16.49 %     15.70 %

     Average equity to average assets
      (GAAP basis)                           13.57 %     13.26 %     12.29 %
     Impact of excluding average
      intangible assets and amortization     (3.82)      (3.75)      (2.38)
     Average tangible equity to average
      tangible assets                         9.75 %      9.51 %      9.91 %


    (3) The efficiency ratio is measured by dividing noninterest expenses by the sum of net interest income on an FTE basis and noninterest income. When computing the operating efficiency ratio, management excludes the amortization of intangible assets, merger-related expenses, gains on building sales and gains and losses from sales of investment securities in order to assess the core operating results of the company and because of the uncertainty as to timing and amount of gain or loss to be recognized.

     Efficiency ratio (GAAP basis)           50.40 %     54.47 %     53.67 %
     Impact of excluding:  Securities
                            gains and
                            (losses)         (0.01)       0.04       (0.10)
                           Gains on
                            building
                            sales             0.17         -           -
                           Amortization
                            of deposit
                            intangibles      (0.74)      (0.60)      (0.69)
                           Amortization
                            of other
                            intangibles      (0.36)      (0.40)      (0.30)
                           Merger-
                            related
                            expenses         (0.22)      (2.59)      (1.44)
     Operating efficiency ratio              49.24 %     50.92 %     51.14 %


    (4) Bankshares presents net operating earnings and diluted net operating earnings per share in order to assess the core operating results of the Company.

     Net income (GAAP basis)               $55,697     $50,645     $47,173
      Less: Securities (gains) and
             losses, net of tax                 33         (74)        203
            Gains on building sales           (394)          -           -
      Plus: Amortization of deposit
             intangibles, net of tax           826         670         708
            Amortization of other
             intangibles, net of tax           402         446         311
            Merger-related expenses,
             net of tax                        248       2,847       1,481
     Net operating earnings                $56,812     $54,534     $49,876

     Diluted net income per share (GAAP
      basis)                                 $0.69       $0.63       $0.63
      Less: Securities (gains) and
             losses, net of tax                -           -           -
            Gains on building sales            -           -           -
      Plus: Amortization of deposit
             intangibles, net of tax          0.01        0.01        0.01
            Amortization of other
             intangibles, net of tax          0.01        0.01        0.01
            Merger-related expenses,
             net of tax                        -          0.04        0.02
     Diluted net operating earnings per
      share                                  $0.71       $0.69       $0.67



                                                  2Q 03               1Q 03

    (1) The net interest margin and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. Management believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and nontaxable investments.

     Net interest income (GAAP basis)            $112,723            $111,126
     Taxable-equivalent adjustment                  1,574               1,548
     Net interest income - taxable
      equivalent                                 $114,297            $112,674


    (2) Management excludes the balance of intangible assets and their related amortization expense from its calculation of return on average tangible equity and average tangible equity to average tangible assets. This adjustment allows management to review the core operating results and core capital position of the Company. This is consistent with the treatment by the bank regulatory agencies which exclude goodwill and other intangible assets from their calculation of risk-based capital ratios.

     Return on average equity (GAAP
      basis)                                        15.15 %             15.34
     Impact of excluding average
      intangible assets and amortization             1.90                1.65
     Return on average tangible equity              17.05 %             16.99

     Average equity to average assets
      (GAAP basis)                                  12.00 %             12.31
     Impact of excluding average
      intangible assets and amortization            (1.09)              (1.00)
     Average tangible equity to average
      tangible assets                               10.91 %             11.31


    (3) The efficiency ratio is measured by dividing noninterest expenses by the sum of net interest income on an FTE basis and noninterest income. When computing the operating efficiency ratio, management excludes the amortization of intangible assets, merger-related expenses, gains on building sales and gains and losses from sales of investment securities in order to assess the core operating results of the company and because of the uncertainty as to timing and amount of gain or loss to be recognized.

     Efficiency ratio (GAAP basis)                  48.24 %             46.36
     Impact of excluding:  Securities
                            gains and (losses)       2.05                0.25
                           Gains on
                            building
                            sales                    0.02                0.05
                           Amortization
                            of deposit
                            intangibles             (0.23)              (0.24)
                           Amortization
                            of other
                            intangibles             (0.32)              (0.13)
                           Merger-
                            related
                            expenses                (0.52)              (0.04)
     Operating efficiency ratio                     49.24 %             46.25


    (4) Bankshares presents net operating earnings and diluted net operating earnings per share in order to assess the core operating results of the Company.


     Net income (GAAP basis)                      $50,010             $48,986
      Less: Securities (gains) and
             losses, net of tax                    (3,951)               (493)
            Gains on building sales                   (52)                (86)
      Plus: Amortization of deposit
             intangibles, net of tax                  221                 221
            Amortization of other
             intangibles, net of tax                  292                 117
            Merger-related expenses,
             net of tax                               487                  30
     Net operating earnings                       $47,007             $48,775

     Diluted net income per share (GAAP
      basis)                                        $0.72               $0.71
      Less: Securities (gains) and
             losses, net of tax                     (0.06)              (0.01)
            Gains on building sales                   -                   -
      Plus: Amortization of deposit
             intangibles, net of tax                  -                   -
            Amortization of other
             intangibles, net of tax                 0.01                 -
            Merger-related expenses,
             net of tax                              0.01                 -
     Diluted net operating earnings per
      share                                         $0.68               $0.70

SOURCE  Mercantile Bankshares Corporation
    -0-                             04/20/2004
    /CONTACT: David E. Borowy, Investor Relations, Mercantile Bankshares Corporation, +1-410-347-8361, David.Borowy@Mercantile.net/
    /Web site:  http://www.mercantile.com /
    (MRBK)

CO:  Mercantile Bankshares Corporation
ST:  Maryland
IN:  FIN
SU:  ERN MAV CCA